UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Spire Missouri Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act (only applicable to Spire Inc.):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC

Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.

On December 11, 2020, Spire Missouri Inc. (Spire), a wholly owned subsidiary of Spire Inc. (NYSE: SR), filed a general rate case with the Missouri Public Service Commission (MoPSC) that includes new proposed rates for its service areas. The case proposes an increase in base rates, reflecting recovery of system investments and operating costs necessary to maintain the safety and reliability of its natural gas distribution systems as well as to support enhancements to customer service.

Spire’s request, if approved, represents a net base rate increase of $64.2 million. Spire is already recovering $47.3 million from customers through the Infrastructure System Replacement Surcharge (ISRS), resulting in a total base rate increase request of $111.5 million. The proposed rates are calculated on a filed rate base of $2,780 million based on the end of fiscal year 2020.

The rate base has increased by 37% percent since Spire’s last general rate filing test year ended September 30, 2017, reflecting the significant investment made in infrastructure upgrades and other systems. Among other things, the filing changes rate design, proposes new customer programs, and aligns the tariffs of the company’s service areas.

The filing assumes a common equity ratio of 54.25% and a 9.95% return on equity. We anticipate that certain measures, such as rate base, capital structure and operating costs will be updated over the course of the rate proceeding.

In accordance with Missouri law, the MoPSC has 11 months to consider this filing.

The information disclosed in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	December 11, 2020	By:	/s/ Adam W. Woodard
Adam W. Woodard Vice President and Treasurer

Spire Missouri Inc.
Date:	December 11, 2020	By:	/s/ Adam W. Woodard
Adam W. Woodard Chief Financial Officer and Treasurer